UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2017

CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2017, Grand Isle Corridor, LP (“Grand Isle”), a wholly owned subsidiary of CorEnergy Infrastructure Trust, Inc. (the “Company”), executed two agreements, both effective as of December 30, 2016, in connection with the Chapter 11 bankruptcy of Energy XXI USA, Inc. (“EXXI USA”) and Energy XXI Ltd (“EXXI”). While the tenant of the Company’s Grand Isle Gathering System (“GIGS”) remained outside the bankruptcy process and continued honoring its lease, a new entity established by the restructuring plan has become the guarantor of certain obligations owed to Grand Isle.

In order to reflect creation of the new entity, Energy XXI Gulf Coast, Inc. (“EXXI GC”), effective December 30, 2016, EXXI USA, EXXI GC, and Grand Isle entered into an Assignment and Assumption Agreement whereby EXXI GC has assumed the rights and obligations of EXXI USA under the original Purchase Agreement for the GIGS, dated June 22, 2015 (the “Purchase Agreement”). Also effective December 30, 2016, EXXI, EXXI GC, and Grand Isle entered into an Assignment and Assumption of Guaranty and Release, whereby the rights and obligations of EXXI under the Guaranty dated June 30, 2015 (the “Guaranty”) between EXXI and Grand Isle were assigned to and assumed by EXXI GC and EXXI was released and discharged from all obligations relating to such Guaranty.

The reorganization will not trigger any amendments to any of the economic terms of the lease between Grand Isle and the tenant of the GIGS and, apart from the substitution of parties described above, did not result in any changes to the terms of the Purchase Agreement or the Guaranty.

In addition, on January 5, 2017, Pinedale Corridor, LP, a wholly owned subsidiary of the Company and landlord of the Company’s Pinedale Liquid Gathering System, entered into an Amended and Restated Limited Guaranty of Collection (the “Amended Guaranty”), effective November 28, 2016, with Ultra Resources, Inc. The Amended Guaranty amends and restates the original Guaranty dated December 20, 2012 and was negotiated and agreed to at the time of the settlement agreement reached concerning the claims the Company had in the Ultra Petroleum Corp. bankruptcy proceedings.

The foregoing description of the material terms of the foregoing agreements does not purport to be complete and is subject to, and is qualified in its entirety by, reference to such agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: January 9, 2017	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary